SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 9, 2014
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A-MARK PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2464169
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

429 Santa Monica Blvd. Suite 230 Santa Monica, CA (Address of principal executive offices)	90401 (Zip code)

Registrant’s telephone number, including area code:  (310) 587-1477
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
(a) Effective September 12, 2014, the Company obtained a permanent increase in its demand Trading Credit Facility through the addition of a sixth institutional participant, which is providing $50.0 million in demand lines. As a result, the aggregate lines available to the Company under the facility has increased from $170.0 million to $220.0 million. In connection with the new line, the minimum tangible net worth financial covenant under the Trading Credit Facility has increased from $25.0 million to $35.0 million.
(b) Effective September 12, 2014, the Company entered into a Second Amended and Restated Collateral Agency Agreement (the “Collateral Agency Agreement”) with all of the participants in its Trading Credit Facility. The Collateral Agency Agreement amends and restates in its entirety the Amended and Restated Collateral Agency Agreement, as amended, and the Intercreditor Agreement, as amended, each originally dated November 30, 1999. Also effective September 12, 2014, the Company entered into a Second Amended and Restated General Security Agreement in favor of all of the participants in the Trading Credit Facility, which amends and restates in its entirety the Amended and Restated General Security Agreement, dated November 30, 1999, as amended.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers
Bonus Awards for Fiscal 2014
Effective September 9, 2014, the Board of Directors of the Company, based on the recommendation of the Compensation Committee of the Board of Directors, awarded cash bonuses to its named executive officers, as set forth below. The bonus payable to Thor Gjerdrum, COO, was determined based on the achievement of specific metrics as set forth in his employment agreement, plus a discretionary component. The bonuses payable to the other executive officers were determined in the discretion of the Compensation Committee.
Greg Roberts:          $500,000
Thor Gjerdrum:         $325,000
David Madge:         $225,000
Gianluca Marzola:    $125,000
Carol Meltzer:         $100,000

Item 9.01. Exhibits
(d) Exhibits:

Exhibit		Description
10.1
Second Amended And Restated Collateral Agency and Intercreditor Agreement, dated September 4, 2014, by and among BNP Paribas, RB International Finance (USA) LLC, f/k/a RZB Finance LLC, Natixis, New York Branch, ABN AMRO Capital USA LLLC, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch, HSBC Bank USA, N.A., Brown Brothers Harriman & Co., and A-Mark Precious Metals, Inc.

10.2	*
Promissory Note, dated August 22, 2014, in the principal amount of U.S.$50,000,000, between Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.,“Rabobank Nederland”, New York Branch, and A-Mark Precious Metals, Inc.

10.3	*	Line Letter, dated August 22, 2014, between Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, and A-Mark Precious Metals, Inc.
10.4
Second Amended and Restated General Security Agreement, by and among BNP Paribas, RB International Finance (USA) LLC, f/k/a RZB Finance LLC, Natixis, New York Branch, ABN AMRO Capital USA LLC, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank International”, New York Branch, HSBC Bank USA, N.A., Brown Brothers Harriman & Co., and A-Mark Precious Metals, Inc.

* Material omitted pursuant to a request for confidential treatment.  An unredacted version of this exhibit has been filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2014

A-MARK PRECIOUS METALS, INC.

By:    /s/ Carol Meltzer
Name:    Carol Meltzer
Title:    General Counsel and Secretary